                                                                   EXHIBIT 10.29

--------------------------------------------------------------------------------
          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
--------------------------------------------------------------------------------


                    AMENDMENT ONE TO MANUFACTURING AGREEMENT


This AMENDMENT ONE to the Manufacturing Agreement (the "Amendment") is effective as of the 16th day of January 2006 ("Effective Date"), by and between Flextronics International Marketing (L) Ltd. (the successor to Flex International Marketing, Ltd.), a Malaysian corporation with its principal place of business at Level 1, Lot 7, Block F, Saguking Commercial Building, Jalan Patau-Patau, 87000 Federal Territory of Labaun, Malaysia ("Flextronics") and RSA Security Inc. (formerly Security Dynamics Technologies, Inc.), a Delaware corporation with its principal place of business at 174 Middlesex Turnpike, Bedford, Massachusetts 01730 ("RSA").

RECITALS

WHEREAS, Flextronics and RSA are parties to a certain Manufacturing Agreement, dated June 11, 1996 ("Agreement"); and

WHEREAS, Flextronics and RSA each now desire to amend the Agreement to permit Flextronics to program the Products that Flextronics currently manufactures for RSA as set forth herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, and in consideration of the mutual covenants and agreements set forth in this Amendment, hereby agree as follows:

1. MODIFICATION OF THE AGREEMENT. Flextronics and RSA agree to modify certain of the terms and conditions of the original Agreement, as set forth in this Amendment. From and after the Effective Date of this Amendment, the term "Agreement" shall mean the original Agreement as amended herein. Terms used but not otherwise defined in this Amendment have the meanings set forth in the original Agreement. Except as modified by this Amendment, the original Agreement remains unchanged and in full force and effect. The parties have attached hereto as "Exhibit 1" the original Agreement.

       1.1. GLOBAL MODIFICATION TO THE AGREEMENT: Security Dynamics Technologies, Inc. ("Security Dynamics") is changed to RSA Security Inc. ("RSA").

       1.2. ADDITIONAL DEFINITION: RSASub means RSA Security Ireland Limited, a wholly-owned subsidiary of RSA Security Holdings Ltd., which is a wholly-owned subsidiary of RSA and RSA Security Japan Ltd., which is a wholly-owned subsidiary of RSA. FOB point remains as defined in section 5.4 of the original Agreement.

       1.3.   MODIFICATION OF SECTION 2.0 TITLED "AGREEMENT TO MANUFACTURE."

              1.3.1. Subsection 2.1 titled "Agreement to Manufacture, Quality and Price" is hereby amended as follows:

                  1.3.1.1. The first sentence of subsection 2.1 is deleted in its entirety and replaced with the following:

                              "During the term and any subsequent terms hereof, Flextronics agrees to manufacture, program (as set forth below in subsection 2.1.1), sell and deliver to RSA and RSASub (or deliver to third parties as instructed by RSA or RSASub) and RSA and RSASub agree to purchase and accept from Flextronics various tokens (the "Products")."

                  1.3.1.2. The following new subsection 2.1.1 titled "Product
                           Programming" is added to Section 2.0:

                              "2.1.1 Product Programming. Flextronics will, in addition to manufacturing Products, program such Products as requested by RSA or RSASub from time to time ("Product Programming"). Flextronics shall perform Product Programming in accordance with the procedures set forth in Exhibit 2 titled "Product Programming and Data Handling Security Procedures" which is hereby incorporated by reference."

       1.4.   MODIFICATION OF SECTION 4.0 TITLED "SET-UP EXPENSES; PROPERTY."

              1.4.1. Subsection 4.1 titled "General" is hereby amended as follows:

                  1.4.1.1. The first sentence of subsection 4.1 is deleted in its entirety and replaced with the following:

                              "Flextronics will be required to engage certain engineers and other third parties to assist Flextronics in preparing to manufacture and in the manufacturing (excluding Product Programming) of the Products and in performing its other obligations under this Agreement (the "Set-Up Services") and to acquire and/or license certain tooling, machinery, equipment, fixtures and other property in connection with the manufacture (including but not limited to the RSA Product Programming Equipment set forth on Exhibit 3 titled "Product Programming Equipment" incorporated herein by reference and RSA Product Programming Intellectual Property identified in
                              Exhibit 4 titled "RSA Product Programming
                              Intellectual Property", (collectively the "RSA Product Programming Property")) of the Products (the "Set-Up Property")."

                  1.4.1.2. The following new subsection 4.1.1 titled "RSA
                           Product Programming Intellectual Property; Limited License Grant" is added to Section 4.0:

                              "4.1.1 RSA Product Programming Intellectual
                              Property; Limited License Grant and Restrictions.

                                    4.1.1.1 RSA Product Programming Intellectual
                              Property. In order to perform the Product
                              Programming, Flextronics shall only use the RSA Product Programming Property.

                                    4.1.1.2 License Grant and Restrictions.
                              Subject to all terms and conditions of this Agreement, RSA grants to Flextronics during the term, the nonexclusive, nontransferable, revocable right and limited license to use the RSA Product Programming Intellectual Property solely with the RSA Product Programming Equipment solely to perform Product Programming for RSA and RSASub at Flextronics' facility in Doumen, China. OTHER THAN AS PERMITTED IN SECTION 8.6.1, FLEXTRONICS SHALL NOT APPOINT ANY OTHER PERSON, FIRM, OR ENTITY AS A SUB-CONTRACTOR OR AGENT TO UNDERTAKE ITS PRODUCT PROGRAMMING OBLIGATIONS. FLEXTRONICS SHALL NOT LOAD THE RSA PRODUCT PROGRAMMING INTELLECTUAL PROPERTY ONTO ANY EQUIPMENT OTHER THAN THE RSA PRODUCT PROGRAMMING EQUIPMENT AND SHALL NOT LOAD ANY SOFTWARE OTHER THAN THE RSA PRODUCT PROGRAMMING INTELLECTUAL PROPERTY AND OPERATING SYSTEM ONTO THE RSA PRODUCT PROGRAMMING EQUIPMENT. FLEXTRONICS SHALL NOT, FOR ITSELF, ANY AFFILIATE OF FLEXTRONICS OR ANY THIRD PARTY SELL, SUBLICENSE, ASSIGN, OR TRANSFER THE RSA PRODUCT PROGRAMMING PROPERTY, EXCEPT AS EXPRESSLY PERMITTED UNDER EXHIBIT 2 OF THIS AGREEMENT, DECOMPILE, DISASSEMBLE, REVERSE ENGINEER, MODIFY OR OTHERWISE CHANGE THE RSA PRODUCT PROGRAMMING PROPERTY, COPY THE RSA PRODUCT PROGRAMMING INTELLECTUAL PROPERTY, OR REMOVE FROM THE RSA PRODUCT PROGRAMMING PROPERTY ANY LANGUAGE OR DESIGNATION INDICATING THE CONFIDENTIAL NATURE THEREOF OR THE PROPRIETARY RIGHTS OF RSA PRODUCT PROGRAMMING PROPERTY OR ITS SUPPLIERS IN SUCH ITEMS."

              1.4.2. Subsection 4.3 titled "Ownership of Set-Up Property and
                     Documentation" is hereby amended as follows:

                  1.4.2.1. The following text is inserted after the last
                           sentence in subsection 4.3:

                              "Notwithstanding the foregoing with respect to the RSA Product Programming Property, as between Flextronics and RSA, RSA does and shall continue to own all right, title and interest in and to the RSA Product Programming Property and all of its patents, marks, copyrighted works, confidential information, rights in goodwill, whether registrable or otherwise, and trade secrets, and applications and the right to make applications for any of the above rights, and any other intellectual property ("RSA Intellectual Property") that may be provided by RSA to Flextronics hereunder, including any modifications or derivative works thereof. Flextronics acknowledges that RSA considers the RSA Product Programming Property constitutes proprietary and confidential information and trade secrets which, as between Flextronics and RSA, are the sole and exclusive property of RSA or its licensors and that the RSA Product Programming Intellectual Property is protected by U.S. patent, copyright, trade secret and/or similar laws and certain international treaty provisions. This Agreement does not transfer or convey to Flextronics or any Customer or third party any right, title or interest in or to the RSA Product Programming Property or any associated RSA Intellectual Property, but only a limited right of use as set forth the Exhibit 2, revocable in accordance with the terms of this Agreement."

       1.5.   MODIFICATION OF SECTION 5.0 TITLED "TERMS AND CONDITIONS."

              1.5.1. Subsection 5.7 titled "Security" is hereby amended as follows:

                  1.5.1.1. Subsection 5.7.1. titled "Security" is amended to insert the text ", Product Programming, RSA Product Programming Property" after the first occurrence of the word "assembly".

                  1.5.1.2. Subsection 5.7.1 titled "Security" is further amended to include the following sentence at the end of the current clause:

                              "Additionally, with respect to Product
                              Programming, Flextronics shall adhere to the security processes and procedures set forth in
                              Exhibit 2."

       1.6.   MODIFICATION OF SECTION 6.0 TITLED "DEFAULT; TERMINATION."

              1.6.1. Subsection 6.1 titled "Default" is hereby amended to include the following at the end of the current section:

                              "Notwithstanding the foregoing, if Flextronics fails to comply with the requirements of this Amendment and Exhibit 2 and such failure continues unremedied for a period of seven calendar days after the date of delivery of written notice by RSA/RSASub, Flextronics and RSA shall in good faith work together to develop and agree upon a plan to remedy such failure within fourteen days of the original notice by RSA/RSASub."

       1.7. MODIFICATION OF SECTION 7.0 TITLED "PROPRIETARY RIGHTS; INDEMNIFICATION."

              1.7.1. The following new subsection 7.2.1 is added to Section 7.2:

                           "7.2.1. In addition to the foregoing, with respect to Product Programming, Flextronics agrees to indemnify RSA and RSASub for any third party claims, including reasonable attorneys' fees for defending those claims, arising out of (a) Flextronics' performance of Product Programming other than in accordance with the procedures provided by RSA; (b) Flextronics breach of its obligations under this Agreement with respect to Product Programming or the RSA Product Programming Property; or (c) Flextronics gross negligence or intentional misconduct. The indemnity provided in the immediately proceeding sentence does not apply to claims solely relating to the failure of a Product to function as intended; such claims shall be governed by the warranty in section 5.8 of the Agreement. All references to Flextronics as pertaining to the performance of Product Programming or breach of its obligations thereof shall apply to subsidiaries of Flextronics as appropriate. In the event of a claim pursuant to this section 7.2.1, RSA/RSASub shall assume and direct the investigation, preparation, defense and/or settlement of the claim. Flextronics shall contribute up to US$5,000,000 to RSA/RSASub in order to pay for the costs, damages, judgments, settlement and attorney's fees resulting from or arising out of any such claim. Flextronics shall reasonably cooperate with RSA/RSASub in the defense and/or settlement of any such claim. Irrespective of the limitations of liability specified in section 5.8.3, the US$5,000,000 limit applies to claims pursuant to this section 7.2.1."

       1.8.   MODIFICATION OF SECTION 8 TITLED "MISCELLANEOUS."

              1.8.1. Subsection 8.1 titled "Confidentiality" is hereby amended to include the following sentence at the end of the current clause:

                           "Each party shall provide notice to the other party in advance of any disclosure pursuant to government action to enable the party subject to the disclosure to consider protective measures."

              1.8.2. Subsection 8.6 titled "Assignment" is hereby amended to include the following new subsection 8.6.1 titled "Subcontracting:"

                           "8.6.1 Subcontracting. Flextronics may not subcontract the performance of any of its Product Programming and data handling obligations under this contract to third parties or subsidiaries without the express prior written consent of RSA, such consent not to be unreasonably withheld or delayed."

       IN WITNESS WHEREOF, the parties hereto have executed this Amendment through the signatures of their duly authorized representatives as set forth below.



RSA SECURITY INC.                          FLEXTRONICS INTERNATIONAL
                                           MARKETING (L) LTD.



BY: /s/ Arthur W. Coviello, Jr.            BY: /s/ Manny Marimuthu
    --------------------------------           ---------------------------------
NAME:  Arthur W. Coviello, Jr.             NAME:  Manny Marimuthu
TITLE: Chief Executive Officer             TITLE: Director
       and President

DATE:  January 20, 2006                    DATE:  1/16/06

                                  EXHIBIT LIST



Exhibit 1 - Manufacturing Agreement dated June 11, 1996

Exhibit 2 - Product Programming and Data Handling Security Procedures

Exhibit 2A - Example Product Quote

Exhibit 3 - RSA Product Programming Equipment

Exhibit 4 - RSA Product Programming Intellectual Property

                                    Exhibit 1
                            MANUFACTURING AGREEMENT

This Agreement is entered into as of June 11, 1996, by and between Security Dynamics Technologies, Inc., a Cambridge corporation with its principal place of business at One Alewife Center Cambridge, MA, 02140-2312 USA ("Buyer"), and
Flex International Marketing (L) Ltd., a corporation having its business address c/o 514 Chai Chee Lane, #04-13, Singapore 469029 ("Flextronics").

                                    RECITALS

     WHEREAS, Security Dynamics wishes to have Flextronics manufacture for Security Dynamics, and Flextronics is willing to so manufacture for Security Dynamics, certain products as specified in Exhibit "A".

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, Security Dynamics and Flextronics hereby agree as follows:

1.0  Term.

     1.1 Initial Term. The initial term of this Agreement shall commence on the date hereof and shall terminate on June 1, 1998, unless this Agreement is terminated earlier under Section 6.0 hereto.

     1.2 Automatic Renewal. After the expiration of the initial term hereunder (unless this Agreement has been terminated under Section 6.0 hereto), this Agreement shall be automatically renewed for separate but successive one-year terms. Subject to Section 6.0 hereto, each party shall have the right to terminate this Agreement at any time after the expiration of the initial term by providing nine (9) months prior written notice to the other party of the exercise of such termination right.

2.0  Agreement to Manufacture.

     2.1 Agreement to Manufacture; Quantity; Price. During the initial term and any subsequent terms hereof, Flextronics agrees to manufacture, sell, and deliver to Security Dynamics and Security Dynamics agrees to purchase and accept from Flextronics various Tokens (the "Products") in the quantities and at the prices as hereinafter provided. During the initial term hereof, the Products shall be as specified in Exhibit A hereto and the quantities and the prices shall be as set forth in Exhibit B hereto. Said Products, quantities and prices (Exhibits A and B) shall continue in effect for subsequent terms hereunder unless otherwise modified pursuant to Sections 2.2 and 8.5 hereto. Pricing is related to volumes ordered per pricing model in exhibit B.

     2.2 Period Review of Price. Security Dynamics acknowledges that the prices of the Products as set forth on Exhibit B hereto are based in part on Flextronics' costs of manufacturing the Products, including, without limitation, Flextronics' cost of labor, components and overhead. During the initial term and any subsequent terms hereof, Flextronics and Security Dynamics agree to periodically review in good faith the prices set forth on Exhibit B and to make appropriate adjustments to said prices to reasonably reflect any changes in Flextronics' costs of manufacturing the Products. In particular, if the cost of any component Flextronics uses to manufacture any Product hereunder increases or decreases by more than five percent (5%) from the cost of the component at the time of entering into this Agreement (or the time of the latest price adjustment pursuant to this Section 2.2, if appropriate), then an appropriate adjustment shall be made to the price for each unit of the Product incorporating such component. The following price increases shall not apply to any cost associated with any indirect cost such as labor and/or test time. If Flextronics experiences any increase by more than 5% and wishes to revisit the pricing. Security Dynamics shall have the right to audit all components suppliers proposals and invoices.

     2.3 Cost Reduction Program. During the term of this agreement Flextronics will attempt to reduce the cost of the Products. At the end of each three month period, Flextronics will attempt to use its best efforts to reduce the cost of the Products by 2% of the original price.

3.0  Order Requirements.

     3.1 Purchase Orders. Security Dynamics will order Products by purchase order which will set forth specifics as to ordered and forecasted amounts and ship dates. On or prior to the fifteenth (15th) day of each month, Security Dynamics will deliver a forecast to Flextronics for a six (6) month time period in which the first three (3) month requirements are binding and cannot be canceled. Flextronics will be similarly obligated to sell and deliver to Security Dynamics the Products in accordance with the quantities and delivery dates specified by the orders, except to the extent of permitted order variations described in Sections 3.2 below.

     3.2 Order Forecast Variations. Security Dynamics' purchase order quantities for any specific month may vary from Security Dynamics' previous purchase order quantities for such month as follows:

                         Maximum Allowable Variance From
                            Purchase Order Quantities
                          Allowable Quantity Decreases

   #Days before    Allowable                                      Maximum
Shipment Date on    Quantity                                    Reschedule
 Purchase Order    Increases   % Cancelable   % Reschedulable     Period
----------------   ---------   ------------   ---------------   ----------
0-30                   0             0               0             0
31-60                  0             0               0             0
61-90                  0%            0%              0%            0
91-120                20%           10              40%           75 days
121-150               40%           20%             50%           90 days
151-180               50%           50%             60%          120 days

Any purchase order quantities rescheduled pursuant to this Section 3.2 may not subsequently canceled or rescheduled by Security Dynamics without the prior written approval of Flextronics and which consent shall not be unreasonably withheld or delayed.

     3.3 Excess Inventory - Excess material in stores or on order caused by SDI schedule changes outside the allowable variances stated above in the 91+ day window will be sold to the SDI at one hundred and ten percent (110%) of Flextronics cost. Inventory not immediately dispositioned in this way will accrue carrying costs of one percent (1%) per thirty (30) day period not to exceed a total of ninety (90) days. SDI must buy the excess inventory on the ninety first (91) day at one hundred and ten percent (110%) of Flextronics' cost. Flextronics will, to the best of it's ability, attempt to limit SDI's exposure by canceling or selling excess inventory wherever reasonably possible. No variances are allowed within the 0 - 90 day window.

     3.4 Initial Purchase Order. The quantities and delivery dates set forth in Exhibit C hereto are Security Dynamics' initial firm order and forecast orders. However, commitment and forecast are subject to the same terms and conditions as specified in section 3.1 and 3.2 herein.

4.0 Set-Up Expenses; Property.

     4.1 General. Flextronics will be required to engage certain engineers and other third parties to assist Flextronics in preparing to manufacture and in manufacturing the Products and in performing its other obligations under this Agreement (the "Set-Up Services") and to acquire certain tooling, machinery, equipment, fixtures and other property in connection with the manufacture of the Products (the "Set-Up Property"). Flextronics shall perform the Set-Up Services and acquire or develop the Set-Up Property only upon the receipt of a purchase order from Security Dynamics (a "Purchase Order") setting forth in reasonable detail the actual set-up expenses to be incurred by Flextronics.

     4.2 Reimbursement of Set-Up Expenses. Security Dynamics shall reimburse Flextronics for expenses actually incurred by Flextronics in acquiring or developing the Set-Up Property and performing the Set-Up Services. These expenses shall be approved in advance by Security Dynamics. Security Dynamics shall pay Flextronics fifty percent (50%) of such expenses at the time Security Dynamics delivers a Purchase Order to Flextronics and Flextronics shall bill Security Dynamics (payment terms shall be net thirty (30) days) for the remaining fifty percent (50%) of such expenses upon the completion by Flextronics of the work specified in the Purchase Order.

     4.3 Ownership of Set-Up Property and Documentation. Security Dynamics shall own title to all Set-Up Property and Documentation. Flextronics shall hold all Set-Up Property, Documentation and other property provided to Flextronics by Security Dynamics from time to time hereafter for Security Dynamics, shall exercise reasonable care in the use and custody of such property and shall use such property only in performing its obligations under this Agreement.

     4.4 Security Dynamics shall have the right to audit all associated costs of the set-up charges specified by Flextronics.

5.0 Terms and Conditions.

     5.1 Changes in Specifications. Security Dynamics may, during the term of this Agreement, request changes to the specifications for the Products other than as expressed in Exhibit A hereto by delivering to Flextronics an Engineering Change Notice ("ECN") describing the changes and the proposed effective date of such changes. Such changes shall be subject to the prior written approval of Flextronics, which approval shall not be unreasonably withheld. If any such implemented change causes an increase or decrease in the price of, or time required for, the performance of any part of the work under this Agreement, an equitable adjustment shall be made in the contract price and/or delivery schedule and this Agreement shall be modified to reflect such equitable adjustment. Flextronics will not be obligated to proceed with this Agreement as modified until mutual agreement has been reached, reduced to writing and signed by both parties, but Flextronics shall make all reasonable efforts to comply with the requested changes pending such mutual agreement. In all cases Security Dynamics shall be responsible for obsolescence costs and additional set-up expenses related to an ECN. Within thirty (30) days after Flextronics' written request to Security Dynamics therefor, with reasonable supporting detail in such request, Security Dynamics (i) will pay Flextronics, at 110% of Flextronics' documented cost therefor, for inventory which Flextronics is not able to use in other products or resell at its cost or better and (ii) will reimburse Flextronics for amounts required to be paid by Flextronics under purchase orders it has placed, incurred as a result of the ECN, to the extent Flextronics cannot cancel them using commercially reasonable efforts. Flextronics will use commercially reasonable efforts to minimize the amount of Security Dynamics' liability for compensation to be paid to Flextronics by Security Dynamics under this Section 5,1.

     5.2 Components.

          5.2.1 Approved Vendor List. Attached as Exhibit "A" hereto is a Bill of Materials for each Product to be manufactured hereunder. Flextronics shall manufacture the Products using components obtained from vendors included on Security Dynamics' List, as it may change from time to time, of vendors who are approved sources of supply for such components.

          5.2.2 Customer Supplied Components. Security Dynamics shall be entitled to supply components to Flextronics only with the written consent of Flextronics and only in such amounts as are necessary for firm orders then placed by Security Dynamics. Such components, including provision for failed parts, shall be delivered to Flextronics not later than three (3) weeks prior to the scheduled delivery date for the related Products. Should Security Dynamics be unable to meet such delivery requirements, Security Dynamics may at its option, request Flextronics to either (i) ship Products to Security Dynamics absent the supplied parts on or after seven (7) days from the scheduled delivery date or (ii) hold the Products pending receipt of such components from Security Dynamics. Under these circumstances, Security Dynamics will give written notification to Flextronics prior to the scheduled delivery date and Flextronics may invoice Security Dynamics for such Products on or after seven (7) days from the scheduled delivery date. Security Dynamics shall have no right of offset from the purchase price of any Products purchased hereunder with respect to any amounts Flextronics owes Security Dynamics for Security Dynamics supplied components.

          5.2.3 Advance Purchase. Upon mutual written consent of both parties, Flextronics shall be entitled to purchase materials and components for use in manufacturing the Products in advance of receiving actual purchase orders from Security Dynamics covering such Products, provided that in no event shall such advance purchases exceed an amount that is reasonable under the circumstances.

     5.3 Acceptance and Inspection.

          5.3.1 Acceptance Criteria. The basic acceptance criteria shall be conformance to the drawings, specifications, and test criteria specified in Exhibit A and satisfaction of Flextronics' written workmanship and quality standards as set forth in Exhibit A hereto.

          5.3.2 Acceptance. Security Dynamics shall inspect all Products promptly upon receipt thereof at the receiving destination and may reject any goods which fail to meet the acceptance criteria as set forth in Section 5.3.1. Units not rejected by written notification to Flextronics within thirty (30) days of receipt at Security Dynamics' facilities shall be deemed to have been accepted.

          5.3.3 AQL Rejection. If an entire shipment is rejected at the incoming inspection based upon AQL level criteria or other similar sampling techniques as set forth in Exhibit A, the following procedures shall be applied:

          (a) Security Dynamics shall notify Flextronics of the rejection in writing within five (5) days after rejection.

          (b) Flextronics shall have the option, to be exercised in good faith, of performing or requesting Security Dynamics to perform an additional complete or partial inspection of the rejected Products. This decision must be made within five (5) days after receipt by Flextronics of Security Dynamics' rejection notice. Such additional inspection must be performed within ten (10) days after Flextronics' decision. The cost of such additional inspection will be borne by Flextronics.

          5.3.4 Source Inspection. Security Dynamics may, at its option, elect to inspect and accept Products at Flextronics' locations. Flextronics will provide sufficient space for such inspection activities. Should Security Dynamics elect to inspect at Flextronics' location, Flextronics will not be obligated to hold completed Products for Security Dynamics inspection beyond seven (7) days from the scheduled delivery date.

          5.3.5 Defective Units. Defective units detected by inspection will promptly be returned to Flextronics, at Flextronics' expense, and will be replaced by Flextronics within twenty (20) days of Flextronics' receipt thereof.

          5.3.6 First Article Inspection. Flextronics will deliver First Article units for Security Dynamics test and inspection prior to initiating production. Security Dynamics may reject First Article if products does not meet the products and test specification. For purposes of First Article inspection, the inability to program the cards will be reason for reject. Flextronics and Security Dynamics will work cooperatively to resolve any issues during the inspection process. For any new products or ECO, Security Dynamics agrees to put First Article through full environmental and ESD testing.

     5.4 Shipment. Delivery will be F.O.B. Flextronics' initial shipping point. Shipments will be made in Flextronics' standard shipping package. Title and risk of loss of Products purchased under this Agreement shall pass to Security Dynamics upon shipment thereof by Flextronics.

     5.5 Payment. Except as may be otherwise agreed by the parties hereto in writing, Security Dynamics agrees to pay Flextronics the purchase price as determined by applying the pricing formula set out in Exhibit B-1. Payment terms will be due net thirty (30) days from shipment date. All late payments shall incur a finance charge of one percent (1%) per thirty (30) day period which Security Dynamics herewith agrees to pay, but which charge shall be waived if payment is received by Flextronics not later than fifteen days from payment due date.

Flextronics may require a stand-by letter of credit (LOC) to ensure payment. Flextronics will, in good faith, review Security Dynamics' creditworthiness periodically and will provide more favorable terms once it feels it is prudent to do so. Security Dynamics agrees to provide necessary financial information required for Flextronics to make a proper assessment of creditworthiness.

     5.6 Taxes. Security Dynamics shall bear all applicable U.S. Federal, state, municipal and other governmental taxes, duties and charges (such as sales, use, customs, duty and similar charges) and all personal property taxes assessable on the Products. Security Dynamics shall in no event be liable for taxes levied on Flextronics based upon its income. Flextronics will allow Security Dynamics or Security Dynamics' agent to minimize any taxes or duties as allowed by law and will verify, certify, or otherwise sign any applicable documents that allow reduction or elimination of taxes or duties.

     5.7 Security.

          5.7.1 Security. During the term of this agreement, Flextronics will hold all information regarding the assembly and know-how of Security Dynamics products in strict confidence from other customers and/or other parties during the production/assembly and storage process.

     5.8 Competitive Products. Flextronics agrees not to provide engineering services or contract manufacturing for itself or any third party which involves products which directly competes with Security Dynamics token based computer access products without Security Dynamics consent, which such consent shall not be unreasonable withheld. A directly competitive product will be defined as any token-based product used to protect access information resources being stored, accessed or transmitted on or over computers or networks.

     5.8 Warranty; Limitation on Liability.

          5.8.1 General. Flextronics warrants that each unit of Product will meet Security Dynamics' specifications therefor described in Exhibit A and will be free from defects in material and workmanship for a period of 12 months after receipt by Security Dynamics of such units. Flextronics will extend the warranty for an additional 12 month period, for a total of 24 months, assuming that the defect is determined by a third party source, is a workmanship defect. Flextronics and Security Dynamics will equally share the cost of the third party analysis. If its determined not to be a workmanship issue, Security Dynamics will incur the total cost of the analysis. This warranty does not include claims to Flextronics for defects or failure caused by users misuse or abnormal handling of the product.

          5.8.2 Failure to Comply with Warranty. Upon failure of any unit of Product to comply with the above warranty, Flextronics will, at its option, promptly replace such unit or, if unable to replace it, promptly refund in cash to Security Dynamics the amount paid by Security Dynamics for such unit.

     THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES EITHER EXPRESSED OR IMPLIED INCLUDING WITHOUT LIMITATION IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

          5.8.3 Limitation of Liability. Any provision herein to the contrary notwithstanding, in no event shall either party, except for violations of 5.7,
7.2 or 8.1, be liable for indirect, incidental or consequential damages and in no event shall the liability of either party, except for violations of 5.7, 7.2 or 8.1 arising in connection with any products sold hereunder (whether such liability arises from a claim based on contract, warranty, tort, or otherwise) exceed the aggregate amount paid by Security Dynamics to Flextronics for Products delivered hereunder. The foregoing limitations shall not apply to a breach by either party of its obligations as set forth in Article 5.7, 7.2, 8.1 herein.

6.0 Default; Termination.

     6.1 Default. Either Security Dynamics, or Flextronics (the "terminating party"), may, by ten (10) days' prior written notice to the other party (the other party"), terminate this Agreement and all or any of the privileges, permissions, and rights granted hereunder or in connection herewith in whole or in part, (a) if the other party defaults in any payment to the terminating party called for in this Agreement and such default continues unremedied for a period of thirty (30) days after the date of delivery of written notice thereof by the terminating party to the other party, or (b) if the other party defaults in the performance by it of any other material term or condition of this Agreement, or of any purchase order issued pursuant to this Agreement, and such default continues unremedied for a period of thirty (30) days after the date of delivery of written notice thereof by the terminating party to the other party. The effective date of termination will be the date therefor stated in any termination notice given hereunder, which date will not be before the expiration of the applicable cure period provided for herein.

     6.2 Termination for Bankruptcy. Either party may immediately terminate this Agreement if the other party is adjudicated bankrupt, or if a receiver is appointed for the other party or for a substantial portion of its assets, or if an assignment for the benefit of creditors of the other party is made, or if the other party is dissolved or liquidated or has a petition for dissolution or liquidation filed which is not dismissed within forty-five (45) days with respect to it.

     6.3 Obligations Upon Termination or Expiration. Upon the expiration or termination of this Agreement as set forth in Sections 1.0 or 6.0 hereto, Flextronics will complete units of Product as committed under open purchase orders at the date of termination; provided, however, that if Security Dynamics requests on the basis of lack of requirement by Security Dynamics for such units, Flextronics will negotiate in good faith to agree with Security Dynamics on a price for partially completed units and inventory of purchased parts, net of any amounts paid by or on behalf of Security Dynamics to Flextronics' suppliers, but in no event will Flextronics be required to accept a price lower than that price otherwise payable pursuant to Exhibit B as calculated before taking into account any such payments to Flextronics' suppliers. Flextronics will make reasonable attempts to restock or utilize common material (i.e., that which is not specific to Products but is used in their production) and to resell, and to otherwise promptly and in good faith attempt to mitigate Security Dynamics' liability hereunder. Where this is not feasible or to the extent that Flextronics is unsuccessful in such attempts, such common material (including common material purchased by Flextronics prior to receipt of a purchase order from Security Dynamics as set forth in Section 5.2.3) may be sent to Security Dynamics, and Flextronics may bill Security Dynamics therefor (and if so billed, Security Dynamics will pay) at 110% of Flextronics' documented cost therefor. All other inventory and raw materials (including inventory and raw materials purchased by Flextronics prior to receipt of a purchase order from Security Dynamics as set forth in Section 5.2.3) either in stock or on order and not cancelable by Flextronics without penalty, as determined by Flextronics' purchase documentation therefor, also may be delivered to Security Dynamics as it is received by Flextronics and Flextronics may bill Security Dynamics therefor (and if so billed, Security Dynamics will pay) at 110% of Flextronics' documented cost therefor. Assuming this Agreement is not terminated for a breach, Security Dynamics will have the right to issue a final purchase for product and that Security Dynamics must take delivery of such Products within six (6) months of issuance of final order date.

7.0  Proprietary Rights; Indemnification.

     7.1 No Express or Implied License. Nothing in this Agreement will be construed as granting to Flextronics or conferring on Flextronics any rights by license or otherwise to Security Dynamics' patents, trademarks, copyrights, or other proprietary or confidential rights except as specifically set forth in this Agreement or other written agreements between the parties hereto.

     7.2 Indemnification. Either party shall defend, indemnify and hold harmless either party from all claims, costs, damages, judgments and attorney's fees resulting from or arising out of any alleged and/or actual infringement or other violation of any patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, trade secrets, proprietary rights and processes or other such rights in connection with the performance by either party of its obligations under this Agreement.

8.0  Miscellaneous.

     8.1 Confidentiality. The parties acknowledge that in the course of performance of their obligations under this Agreement, each party may obtain certain confidential and proprietary information of the other party, including without limitation information concerning copyrighted works, patented or patent pending investigations or developments, and general information regarding such party's financial, business and marketing matters. The parties hereby mutually agree that all such information communicated to it by the other party will be held in strict confidence and not disclosed to any third parties, and each party will use all reasonable efforts to protect against the unauthorized use and disclosure of the confidential information of the other party; provided that each party may disclose each other's confidential information to their respective responsible employees who have a need to know such information and who are obligated in writing to keep such third party information confidential, but only to the extent necessary to carry out the purposes for which the confidential information was disclosed, and each party agrees to instruct all such employees not to disclose such confidential information to third parties, including consultants, without the prior written permission of the party disclosing such confidential information. Each party further agrees not to use or allow the use of any confidential information of the other party disclosed to it except in accordance with the purposes of this Agreement. The provisions of this Section 8.1 will not extend to confidential information that is already known to the receiving party at the time that it is disclosed to the receiving party and which knowledge is not wrongfully obtained, or which, before being divulged by the receiving party, (a) has become publicly known through no wrongful act of the receiving party, (b) has been rightfully received from a third party without restriction on disclosure and without a breach of this Agreement, (c) is documented as having been independently developed by the receiving party without reliance on any confidential or proprietary information of the disclosing party, (d) has been approved for release by written authorization of the disclosing party, (e) has been willfully furnished by the disclosing party to a third party without a similar restriction on disclosure, or (f) has been or must be disclosed by reason of legal, accounting or regulatory requirements beyond the reasonable control of the receiving party or the disclosing party. The obligations contained in this article shall survive any termination of this agreement.

     8.2 Relationship of Parties. The parties' relationship during the term of this Agreement and under purchase orders placed pursuant hereto will be that of independent contractors. Neither party has, or will not represent that it has, any power, right or authority to bind or to incur any changes or expenses on behalf of the other party or in the other party's name without the written consent of the other party.

     8.3 Force Majeure. Neither party hereto will be liable for any failure to perform any obligation under this Agreement, or for delay in such performance, to the extent such failure to perform or delay is caused by circumstances beyond its reasonable control that make such performance commercially impractical, including without limitation fire, storm, flood, earthquake, explosion, accident, war, acts of a public enemy or rebellion, insurrection, sabotage, epidemic, quarantine restrictions, labor disputes, transportation embargoes, delays in transportation, fuels or power, acts of God, acts of any government or any agency thereof, and judicial action. Any suspension of performance by reason of this Section 8.3 will be limited to the period during which the cause of suspension exists.

     8.4 Severability. If any of the provisions of this Agreement are found by any court or tribunal of competent jurisdiction to be enforceable, then such provisions will be enforced to the maximum extent permissible, and the remaining provisions of this Agreement will be unaffected thereby and will remain in full force and effect.

     8.5 Whole Agreement; Modification. This Agreement, including all documents to be delivered by the parties hereto and described herein, represents the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior representations, understandings and agreements, whether oral or written, with respect to such subject matter. This Agreement may be modified only by a writing executed by both parties hereto.

     8.6 Assignment. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the parties, but neither party may assign any rights or delegate any duties under this Agreement, voluntarily or involuntarily, without the prior written consent of the other, which will not be unreasonably withheld, and any attempt by either party to assign any rights or delegate any duties under this Agreement without such consent will be void and of no effect.

     8.7 Waiver. No Waiver of any provision of this Agreement shall be effective except by written agreement signed by both parties. The failure by any party at any time to require performance of the other party of any provision of this Agreement will in no way affect the right of such party thereafter to enforce the same provision, nor will the waiver by any party of any breach of any provision hereof be taken or held to be a waiver of any other or subsequent breach, or as a waiver of the provision itself.

     8.8 Governing Law and Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of Massachusetts without reference to such state's laws regarding choice of law.

     8.9 Notices and Consents. All notices and other communications required or permitted under this Agreement will be in writing, and will be deemed given (i) when delivered personally, (ii) when sent by confirmed telex or facsimile transmission, (iii) one (1) day after having been sent by commercial overnight courier with written verification of receipt, or (iv) five (5) days after having been sent by registered or certified airmail, return receipt requested, postage prepaid, or upon actual receipt thereof, whichever first occurs. All communications will be sent to the receiving party's address on the first page of this Agreement or to such other address that the receiving party may have provided for purpose of notice as provided in this Section 8.9.

     8.10 Attorney's Fees. If any action of law or inequity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     8.11 Use of Standard Purchase Order. Security Dynamics may use its standard purchase order form to release items, quantities, prices, schedules, change notices, specifications, or other notice provided for hereunder. In the event of any conflict, discrepancy, or inconsistency between this Agreement and any purchase order or other document delivered pursuant hereto, such purchase order or other document shall be governed by the terms and conditions of this Agreement to the extent of such conflict, discrepancy, or inconsistency.

     8.12 Headings and References. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to Sections and Exhibits will, unless otherwise provided, refer to Sections hereof and Exhibits attached hereto, all of which are incorporated herein by this reference.

     8.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed or organized, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement through the signatures of their duly authorized representatives as set forth below.

SECURITY DYNAMICS                       FLEXTRONICS INTERNATIONAL


BY: /s/ James C. Bandanza               BY: /s/ S. L. Tsui
    ---------------------------------       ------------------------------------
NAME: James C. Bandanza                 NAME: S. L. Tsui
TITLE: Purchasing Manager               TITLE: PRESIDENT, COO

DATE: 6/11/96                           DATE: 6/11/1996

                       EXHIBIT 2 - PRODUCT PROGRAMMING AND
                        DATA HANDLING SECURITY PROCEDURES


OVERVIEW

Flextronics currently manufactures and ships Products to RSA. Flextronics shall perform additional programming of the Products at RSA/RSAI's direction. Flextronics shall program unique configuration information into each serialized Product unit on a particular production line (shown by example in Exhibit 2A). This effort requires that Flextronics completely assemble and program the Products for delivery to a third party (i.e. Distributor, Reseller, End Customer) specified by RSA or RSAI. Flextronics shall deliver the associated configuration data for the Products to one of two locations, RSA's headquarters in Bedford, MA or RSAI in Shannon, Ireland as directed by RSA or RSAI on a per order basis. Flextronics shall designate, control and record specific employees to program the Products. These employees shall perform the work in a highly secure manner utilizing isolated systems and networks.

GENERAL PROGRAMMING AND DATA HANDLING PROCESS

RSA/RSAI will generate Product configuration and shipping information. RSA/RSAI shall provide the Product configuration and shipping information to Flextronics. Flextronics shall provide RSA or RSAI, as applicable, immediate written or electronic confirmation of receipt of such information and shall protect the confidentiality of such information pursuant to Section 8.1 of the Agreement, except that Flextronics shall use best efforts to protect against the unauthorized use and disclosure of this information. [**]

SPECIFIC HANDLING REQUIREMENTS

RSA/RSAI will generate order information including Product configuration information (number of digits, time per PRN, Product life, etc.) and shipping information. [**]

[**]

RSA has the right to have RSA personnel inspect Flextronics' facility and systems to confirm proper operation and compliance with the above requirements at any time, with one day prior written notice to Flextronics. Flextronics shall take immediate action to remedy any default identified by RSA.

PACKAGING

RSA shall specify the necessary packaging.

REQUIRED EQUIPMENT

All required equipment for this project as identified in the Exhibit 3 RSA Product Programming Equipment will be paid for by RSA.








                   RSA SECURITY INC. CONFIDENTIAL INFORMATION

EXHIBIT 2A EXAMPLE PRODUCT QUOTE (PAGE 1 OF 2)

(FLEXTRONICS LOGO)                               Flextronics
                                                 8/F Hale Weal Industrial Bldg.,
                                                 22-28 Tai Chung Road,
                                                 Tsuen Wan, N.T. Hong Kong.


                                                      FLEXTRONICS CHINA QUOTE
Customer Name:                   RSA                  Quote for Programmed RJ700
Project:                         RJ700                plus Programming Cap
RFQ#                             8154

Manufacturing Location:          Doumen China
Date of Quote:                   26-Dec-2005

In United States Dollars                                   RJ700
                                    Monthly Demand                    300,000

BOM Cost                                                                  [**]
Scrap & Others                                                            [**]
Freight-in                                                                [**]

Total Material Cost                                                       [**]


Labour & OH                                                               [**]
                                                                          [**]
SG&A                                                                      [**]
                                                                          [**]
Profit                                                                    [**]

--------------------------------------------------------------------------------
Selling Price in USD (Ex-factory)                   [**]
================================================================================

Freight-Out From DM to HK                                                 [**]

Hubbing Financing Cost                                                    [**]

VAT                                                                       [**]

--------------------------------------------------------------------------------
Selling Price in USD (Ex-factory)                   [**]
================================================================================

Assumptions

      1 Payment terms is net 30 days

      2 90 days warranty on workmanship is covered

      3 Quoted FOBHK

      4 Depreciation of machines over 5 years

      5 Depreciation of testers over 12 months

EXHIBIT 2A (PAGE 1 OF 1)

SID700 COSTED BOM FOR MASS PRODUCTION
PROJEC: RSA
MODEL: SID700
ASSYBOM: TBA BY RSA
DATE: 3/7/2006
QTY: 200K PER MONTH

                                                                                                                   EXTEND
ITEM    LEVEL     FLEX PART NO.      DESCRIPTION                             REVISION          USAGE    QUOTED     QUOTED
   1      1       SDT-700P000017     LCD                                       A0-00             1        [**]      [**]
   2      1       SDT-700P000030     Top, Plastic                                  B             1        [**]      [**]
   3      1       SDT-700P000031     Bottom, Plastic                               C             1        [**]      [**]
   4      1       SDT-700P000035     Lens, Plastic                                 A             1        [**]      [**]
   5      1       SDT-700P000014     PROGRAMMING DAM                               B             1        [**]      [**]
   6      1       SDT-700P000012     LCD TO LENS ADHESIVE                          B             1        [**]      [**]
   7      1       SDT-700P000034     Lens to Case Adhesive                         B             1        [**]      [**]
   8      1       SDT-700P000024     BATTERY, LITHIUM, CR2032, 3V                  B             1        [**]      [**]
   9      1       SDT-700A000002     Assembly, Key Ring                            B             1        [**]      [**]
  10      1       SDT-700P000042     Label, Domed Branding                         B             1        [**]      [**]
  11      1       SDT-123P000001B    Label, 1 Mil, Kapton                         A0             1        [**]      [**]
  12      1       SDT-123P000002B    Label, 1 Mil, Clay Coated, The               A0           1.042      [**]      [**]
  13      1       SDT-700A000004     PCB ASSEMBLY                                  A             1        [**]      [**]
  14     0.2      SDT-700P000005     RESISTOR, ARRAY, 0402X4, 22 OH               A0             1        [**]      [**]
  15     0.2      SDT-700P000016     RESISTOR, ARRAY, 0402X4, 220 O               A0             1        [**]      [**]
  16     0.2      SDT-034            IC, SANYO IC, SANYO DIE, 4-BIT             A-01             1        [**]      [**]
  17     0.2      SDT-700P000018     OSCILLATOR, 32.768KHZ, +/- 20                A0             1        [**]      [**]
  18     0.2      SDT-700P000020     CAPACITOR, CHIP, ARRAY, 0612,                A0             1        [**]      [**]
  19     0.2      SDT-700P000021     CAPACITOR,CHIP,ARRAY,0405,0.1U               A0             1        [**]      [**]
  20     0.2      SDT-700P000004     CAP, CER 0402, 18 PF, 50V, 5%,            A0-00             2        [**]      [**]
  21     0.2      SDT-700B000001     PCB                                           C             1        [**]      [**]
  22              SDT-450P000010     Foam LCD, .031 thick                                        1        [**]      [**]
  23      1       SDT-700P000032     Programming Cap                            E-00             1        [**]      [**]
                                     Package                                                     1        [**]      [**]

                                                                                 TOTAL COST WITH PACKING  US $      [**]


EXHIBIT 3 - RSA PRODUCT PROGRAMMING EQUIPMENT (INCLUDING PROGRAMMING STATIONS AND DATABASE)(PAGE 1 OF 2)

(FLEXTRONICS LOGO)
   15-Dec-05

BACKGROUND FOR THIS QUOTE:
RSA requests FlexDM to provide this quote

Summaries of Tester Quote

Station Name                 Tester Unit Cost       Qty of Tester       Total
------------                 ----------------       -------------       -----
Manual Programming Station         [**]                  [**]            [**]
QC Station                         [**]                  [**]            [**]
SQL Server                         [**]                  [**]            [**]
                                                   Tester Total Cost     [**}

Remark:

      1 the overhead for fixture cannot be removed due to variation of price from vendor.

      2 the overhead of Server for puchasing management and system setup cannot be removed

      3 the overhead of Cisco Data Switch unit can not be removed due to variation of price.

      4 A UPS is added in this quote

      5 Hard disk is added in this quote

EXHIBIT 3 - RSA PRODUCT PROGRAMMING EQUIPMENT (PAGE 1 OF 1)
Rev. 3.0
Date: Dec 15,2005

-----------------------------------------------------------------------------------------------------------------------------------
                                                                   Estimated              Extended            Extended
                                                                   Unit Cost                Cost    Overhead   Price     Remark &
No    Station      Equipment Required    Manufacturer   Model        (USD)      Quantity    (USD)       %      (USD)    Assumption

-----------------------------------------------------------------------------------------------------------------------------------
  1                Desktop computer       Dell        Dell 170L       [**]         [**]      [**]      [**]      [**]
                   with LCD display
----               ----------------------------------------------------------------------------------------------------------------
  2   Manual       Manual programming     Huadian                     [**]         [**]      [**]      [**]      [**]
      Programming  fixture
----               ----------------------------------------------------------------------------------------------------------------
  3                Windowns 2003 Server   Microsoft                   [**]         [**]      [**]      [**]      [**]
                   License
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 [**]
-----------------------------------------------------------------------------------------------------------------------------------
  4                Desktop Computer       Dell        Dell 170L       [**]         [**]      [**]      [**]      [**]
                   with LCD display
----               ----------------------------------------------------------------------------------------------------------------
  5   QC Station   Windowns 2003 Server   Microsoft                   [**]         [**]      [**]      [**]      [**]
                   License
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 [**]
-----------------------------------------------------------------------------------------------------------------------------------
  6                Server (Hardware)      Dell        PowerEdge 2850  [**]         [**]      [**]      [**]      [**]
----               ----------------------------------------------------------------------------------------------------------------
  7                Automatic tape         Dell        PowerVault 124T [**]         [**]      [**]      [**]      [**]   For
                   backup                                                                                               automatical
                                                                                                                        data backup
----               ----------------------------------------------------------------------------------------------------------------
  8                Cisco Data Switch      Cisco       C2950           [**]         [**]      [**]      [**]      [**]
                   unit
----               ----------------------------------------------------------------------------------------------------------------
      SQL Server   UPS                    Santak      C6KR            [**]         [**]      [**]      [**]      [**]
----               ----------------------------------------------------------------------------------------------------------------
                   Harddisk               Seagate     ST3146707LC     [**]         [**]      [**]      [**]      [**]
----               ----------------------------------------------------------------------------------------------------------------
  9                MS SQL2000 software    Microsoft                   [**]         [**]      [**]      [**]      [**]
                   license
----               ----------------------------------------------------------------------------------------------------------------
 10                Windowns 2003 Server   Microsoft                   [**]         [**]      [**]      [**]      [**]
                   (software)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 [**]

                                                                                                       TOTAL:    [**]

Remark:
                   1  the overhead for fixture cannot be removed due to variation of price from vendor.
                   2  the overhead of Server for purchasing management and system setup cannot be removed
                   3  the overhead of Cisco Data Switch unit can not be removed due to variation of price.
                   4  A UPS is added in this quote
                   5  Hard disk is added in this quote

            EXHIBIT 4 - RSA Product Programming Intellectual Property




Application  (Programming Station)

     *    Flex Manual Station.exe

          o    The dynamic link library to support the application:

               - Autosnrange.dll, Cosmokeygen.dll, Cosmoprog.dll, EnDecryption.dll, Fob_if_nt.dll, HATools.dll, HPXtal.dll, InputFormatReader.dll, IOMap.dll, MfgSeedGen.dll,
                    PRNGen.dll, PRNGenNew.dll, PRS.dll, Sddll2.dll, SQLDb.dll, WinProgUtils.dll



Application (Inspection)

     o    TokenInspector.exe

          o    The dynamic link library to support the application:

               -    EnDecryption.dll, SQLDB.dll



Application

     o    ReserveSN.exe

          o    The dynamic link library to support the application:

               -    SQLDb.dll, InputFormatReader.dll, Autosnrange.dll,
                    ErrorCheck.dll



Application

     o    Administrator.exe

          o    The dynamic link library to support the application

               -    SQLDb.dll


Application

     o    Two files for database data transaction

               -    DataArchiveDB.sql

               -    DropDataArchiveDB.sql